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                                                                     EXHIBIT 3.3



                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                             MARKETCENTRAL.NET CORP.

         The undersigned, being the President and Secretary of MARKETCENTRAL.NET CORP., a corporation existing under the laws of the State of Texas, does hereby certify under the seal of the said corporation as follows:

         1. The name of the Corporation (hereinafter referred to as the "Corporation") is MarketCentral.Net Corp. The Company's Articles of Incorporation were filed with the Texas Secretary of State on December 28, 1989. The First Amendment to the Articles of Incorporation was filed with the Texas Secretary of State on June 24, 1997. The Second Amendment to the Articles of Incorporation was filed with the Texas Secretary of State on February 17, 1999. The Third Amendment to the Articles of Incorporation was filed with the Texas Secretary of State on March 12, 2002.

         2. The certificate of incorporation, as amended, of the Corporation is hereby amended by replacing Article First, in its entirety, with the following:

                  "FIRST:  The name of the Corporation is Trezac Corp."

         3. The certificate of incorporation, as amended, of the Corporation is hereby amended by replacing Article Fourth, in its entirety, with the following:

                  "FOURTH: (a) The Corporation is authorized to issue two classes of stock. One class of stock shall be Common Stock, par value $0.0001. The second class of stock shall be Preferred Stock, par value $0.0001. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.


                  The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

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                Class            Par Value        Authorized Shares
                -----            ---------        -----------------
                Common           $0.0001            500,000,000
                Preferred        $0.0001             25,000,000
                                                    -----------

                Totals:                             525,000,000

                  (b) Upon effectiveness of a one-for-one hundred reverse stock split of the Corporation's Common Stock, all issued and outstanding shares, as of the effective date, shall be consolidated to the extent that the issued and outstanding shares of Common Stock shall be reduced from 36,700,191 prior to the reverse split to 367,002 following the reverse stock split. All fractional shares shall be rounded up to the next whole number of shares. The capital of the Corporation will not be reduced under or by reason of any amendment herein certified."

         4. The amendment of the certificate of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation's Board of Directors and an action by written consent of the majority of stockholders of the Corporation with stockholders representing 18,965,631 shares of common stock, or 51.68% of the issued and outstanding shares of common stock approving the amendment, in accordance with the provisions of Sections 2.24,
2.25 and 9.10 of the Business Corporation Act of the State of Texas.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Certificate of Incorporation, as amended, to be signed by Paul Taylor, its President and Secretary, this 5th day of September, 2002.

                                       MARKETCENTRAL.NET CORP.


                                       By:  /s/ Paul Taylor
                                            ------------------------------------
                                            Paul Taylor, President and Secretary

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